Exhibit 99.2

CERTIFICATION

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the “10-Q”) of GEO Specialty Chemicals, Inc. (“GEO”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the 10-Q fairly presents, in all material respects, the financial condition and results of operations of GEO as of the dates and for the periods covered by the 10-Q.

GEO Specialty Chemicals, Inc.
Date: May 13, 2003	By:	/s/ WILLIAM P. ECKMAN

William P. Eckman Executive Vice President and Chief Financial Officer